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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 2, 1999, on our audit of the consolidated financial statements and financial statement schedules of New Plan Excel Realty Trust, Inc., which report is included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
September 24, 1999